UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 11, 2024 , Eaton Corporation (the “Company”) and Thomas B. Okray, Executive Vice President and Chief Financial Officer mutually agreed that effective February 2, 2024, Mr. Okray’s employment with the Company will end.   Mr. Okray expressed full support for the Registrant's financial practices and policies, emphasizing that the mutual decision is not the result of any disagreements he has with the Registrant concerning financial reporting.  There are no modifications to Mr. Okray’s compensation arrangements in connection with his departure.  He will not receive severance and will forfeit all equity that has not vested as of his termination date.

Olivier Leonetti will succeed Mr. Okray as Executive Vice President and Chief Financial Officer on February 5, 2024.  Mr. Leonetti, 59, has served on Eaton’s Board of Directors since 2019 and, on January 17, 2024 tendered his resignation, effective February 2, 2024 , at which time the Board size will be reduced to nine.

Mr. Leonetti joins Eaton from Johnson Controls International, plc (“Johnson Controls”), a global leader in building technology and connected solutions for fire, HVAC and security equipment for buildings. Prior to joining Johnson Controls in 2020, he served as chief financial officer of Zebra Technologies Corporation, a global provider of enterprise solutions software, services and products from November 2016 through August 2020.  More information about Mr. Leonetti can be found in the Company’s Proxy Statement, filed with the Commission on March 17, 2023.

In connection with his appointment, Mr. Leonetti will receive an initial annual base salary of $890,000, and will participate in Eaton’s short-term cash incentive program (the “EIC Plan”) with a target payout of 100% of his base salary. Additionally, he will participate in the Company’s 2024-2026 long-term incentive plan (the “ESIP”) with a grant of Performance Share Units equal to $1,762,500, as well as grants of Stock Options and Restricted Share Units, each equal to $881,250 in value. The terms of the Performance Share Units, Stock Options and Restricted Share Units will be substantially the same as those in the same awards for all other Eaton officers who receive them, and are more fully set forth in those documents referenced as Exhibits 10.1, 10.2 and 10.3 respectively.

Mr. Leonetti will receive a new hire grant of stock options and Restricted Share Units equal to the sum of $900,000 and the value of in-the-money stock options, RSUs, and PSUs granted to Mr. Leonetti by Johnson Controls prior to December 2023 that had not vested before his resignation from Johnson Controls.   The value of the equity subject to replacement will be based on the average closing price of Johnson Controls shares taken over the 30-trading days leading up to and including the day prior to the grant date.  The amount will be denominated in an approximately equal mix of Eaton stock options and restricted share units, based on the average closing price of Eaton shares over that same 30-day period.  As of the date of this Form 8-K, the estimated number of Eaton restricted share units and stock options, subject to adjustment as described herein, are 8,375 and 34,900, respectively.     The grant date will be the first trading day of the month following the month he is hired, which is expected to be March 1, 2024.  Stock options and Restricted Share units vest ratably over three years, and stock options granted will have an exercise price equal to the grant date fair market value.  Mr. Leonetti will also receive a cash award of approximately $271,667 replacing a prorated portion of his 2024 Johnson Controls short-term incentive opportunity.  The payment is subject to the terms of an agreement that requires repayment if Mr. Leonetti is terminated for Cause or leaves voluntarily within two years of his start date, the terms of which are more fully set forth in Exhibit 10.6.  Additionally, Mr. Leonetti will participate in the same health and welfare and retirement benefit plans that are available to all US salaried employees.  He will also receive reimbursement for financial, tax and estate planning advice as well as relocation benefits.

Eaton will enter into an Indemnification Agreement and a Change of Control Agreement with Mr. Leonetti in substantially the same form entered into with each of the other Eaton Officers. The Indemnification Agreement will provide that, to the fullest extent permitted by law, Eaton will indemnify Mr. Leonetti against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with any claim against him as a result of his service. The Change of Control Agreement will protect Mr. Leonetti for the two-year period following a change of control, from certain changes to his employment, position, duties, compensation and benefits. If, during this two-year period, the successor company terminates Mr. Leonetti’s employment other than for “Cause” or if he terminates his employment for “Good Reason”, he would receive a lump sum cash payment equal to the aggregate of (1) any earned but as yet unpaid base salary and short-term and ESIP awards for completed incentive award periods, (2) a prorated portion of his target opportunity for any open ESIP award periods and (3) severance equal to the sum of his annual base salary and target incentive opportunity under the EIC plan multiplied by two (4) the sum of his annual base salary and target incentive opportunity under the EIC plan in exchange not to compete with Eaton for a period of additional one year following the termination date. Under these circumstances, he would also receive continued health and welfare benefits for a period of two years. The Change of Control Agreement will not provide tax protection on payments made in connection with a change in control.

These summaries of material terms of the Indemnification Agreement and Change of Control Agreement set forth above are qualified in their entirety by reference to the full text of the applicable agreements. (See Exhibits 10.4 and 10.5, respectively, to this Report, which are incorporated herein by reference.)

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form Performance Share Grant Agreement, incorporated herein by reference to the Form 10-K for the year ended December 31, 2016. Exhibit (sec.gov)

10.2 Form Stock Option Agreement for Executives, incorporated herein by reference to the Form 10-K for the year ended December 31, 2015. Exhibit (sec.gov)

10.3 Form RSU Grant Agreement, incorporated herein by reference to the Form 10-K for the year ended December 31, 2016. Exhibit (sec.gov)

10.4 Form of Indemnification Agreement between Eaton Corporation and each officer thereof, incorporated herein by reference to the Company’s 10-K filed for the year ending December 31, 2015.   Exhibit (sec.gov)

10.5 Form Change of Control Agreement between Eaton Corporation and each officer thereof, incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 28, 2022.   Exhibit (sec.gov)

10.6 Repayment Agreement*

99   Press release dated January 17, 2024*

104  Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: January 18, 2024	/s/ Taras Szmagala
Taras G. Szmagala, Executive Vice President and Chief Legal Officer